EXHIBIT 10.1

                                    SUBLEASE

This sublease is executed this 27th day of April, 2006, by and between AZTECA PRODUCTION INTERNATIONAL, INC., a California corporation (the "Sublessor"), whose principal business address is located at 5804 E. Slauson Avenue, City of Commerce, California 90040 and BLUE HOLDINGS, INC., whose principal business address is located at 5804 E. Slauson Avenue, Commerce, California 90040 (the "Sublessee").

                                    RECITALS

A. NEWCROW, a California joint-venture, as Landlord ("Landlord"), and COMMERCE CLOTHING COMPANY, LLC, as Tenant, executed a lease dated August 28, 1997 (the "Master Lease"), as amended by that certain First Amendment to Lease Agreement dated April 26, 2002, and as further amended by that certain Second Amendment to Lease Agreement dated August 15, 2002 (collectively, the "Lease Amendments"). By the terms of the Master Lease, the real property described in Paragraph 1.1 of the Master Lease was leased to COMMERCE CLOTHING COMPANY, LLC, for a term of 24 months, commencing on October 1, 1997, subject to earlier termination as provided in the Master Lease. A copy of the Master Lease is attached to this sublease. By the terms of the Master Lease and the Lease Amendments, the premises have been expanded and the lease terms modified, as follows:

                  (i) to include an additional 266 square feet, designated as Suite 121, with the tenancy therein continuing on a month to month basis;

                  (ii) to designate Azteca Production International, Inc. as successor-in-interest to Commerce Clothing Company, LLC.; and

                  (iii) to expand the lease to include Suite 120 (consisting of approximately 326 rentable square feet) and Suite 104 (consisting of approximately 3,464 rentable square feet), with the tenancy therein commencing on August 15, 2002 and terminating on August 14, 2004.

B. Sublessor desires to sublease to Sublessee a portion of the property currently occupied by Sublessor under the terms of the Master Lease, and Sublessee desires to lease that property from Sublessor.

NOW, THEREFORE, Sublessor and Sublessee agree as follows:

1.       PREMISES AND TERM

         1.1 SUBLEASE OF PREMISES. Subject to the terms, conditions, and covenants set forth in this sublease, Sublessor hereby Subleases to Sublessee, and Sublessee hereby Subleases from Sublessor, the premises located in Los Angeles, County, California, described as follows: 73,193 square feet of office and warehouse space located at 5804 E. Slauson Avenue, in the City of Commerce, California, and currently occupied by Sublessee (referred to herein as the "Premises").


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         1.2      TERM.  This sublease  shall  commence on January 1, 2006,  and shall continue on a month to month basis. Either party may terminate this Sublease upon ninety (90) days prior written notice to the other party.

         1.3 CONDITION OF PREMISES. Sublessee acknowledges that it has inspected and accepts the Premises in their present condition as suitable for the purpose for which the Premises are sublet. The taking of possession by Sublessee shall be conclusive to establish that the Premises are in good and satisfactory condition when possession is taken. Sublessee further acknowledges that no representations or promises were made by Sublessor or any agent of Sublessor to repair, alter, remodel or improve the Premises, except as expressly set forth in this Sublease.

2.       RENT AND SECURITY DEPOSIT.

         2.1 RENT. Sublessee shall pay to Sublessor, as total rent for the subleased Premises, an aggregate amount equal to $19030.18 per month (based on $.26 per rentable square foot for 73,193 rentable square feet), payable in advance on the first day of each calendar month during the term, commencing on January 1, 2006 (the "Rent"). Rent shall be paid to Sublessor at 5804 E. Slauson Avenue, City of Commerce, California 90040, or at any other place designated in writing by Sublessor. The Rent payable for any portion of a calendar month shall be a pro rata portion of the Rent payable for a full calendar month.

         2.2 ADJUSTMENT OF RENT. Rent shall be increased pro-rata, based upon increases that are made by Landlord to Sublessor in accordance with the Master Lease.

         2.3      OPERATING  EXPENSES.  The aggregate  Rent set forth in Section
2.1 above is set forth on an "industrial gross basis," and is, and shall at all times be deemed to include Sublessee's pro-rata portion of operating expenses set forth under the Master Lease. For the avoidance of doubt and notwithstanding any provisions of the Master lease to the contrary, Sublessor acknowledges and agrees that the aggregate monthly Rent set forth in Section 2.1 shall be the total aggregate amount due and owing by Sublessee to Sublessee under this Sublease in any given calendar month during the term of this Sublease (subject to the provisions of Section 2.2 hereunder).

         2.3 SECURITY DEPOSIT. Sublessee shall not be required to pay a Security Deposit.

         2.4 PAYMENT. Sublessee shall pay Sublessor all amounts due from Sublessee to Sublessor hereunder, in lawful money of the United States, at the place designated in accordance with Section 2.1 above without any deduction or offset whatsoever.

         2.5 LATE CHARGES. Sublessee acknowledges that late payment by Sublessee of any sum owed to Sublessor under this Sublease will cause Sublessor to incur costs not contemplated by this Sublease, the exact amounts of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, time spent addressing the issue with Sublessee, and late charges that may be imposed on Sublessor by the terms of any obligation or note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent due from Sublessee is not received by Sublessor within five (5) days' from when due, Sublessee shall pay to Sublessor an additional sum equal to ten percent (10%) of the overdue Rent or other payment as a late


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charge (provided,  however,  Sublessee shall not be charged a late charge for up to a maximum of two (2) payments in any consecutive twelve (12) month period so long as the installment of Rent is received by Sublessor within ten (10) days from when due). Late charges shall be deemed Additional Rent hereunder. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Sublessor will incur by reason of a late payment by Sublessee. Acceptance of any late payment charge shall not constitute a waiver of Sublessee's default with respect to the overdue payment, nor prevent Sublessor from exercising any of, the other rights and remedies available to Sublessor under this Sublease, at law or in equity, including, but not limited to, the interest charge imposed pursuant to Paragraph 22.2.

3.       USE.

         3.1 USE OF PREMISES. The Premises shall be used only for such lawful purposes as may be directly related or incidental to the operation of an apparel company, and for no other use or purpose. Sublessee acknowledges that Sublessor has not made any representations or warranties with respect to the suitability of the Premises for Sublessee's uses. Sublessee and Sublessee's Parties shall at all times comply with all rules and regulations regarding the Premises, as Sublessor may establish from time to time.

         Sublessee shall be responsible for and shall, at its own cost and expense, obtain any and all licenses and permits necessary for any use by Sublessee of the Premises. Sublessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, including, without limitation, the Americans with Disabilities Act of 1990 triggered subsequent to the Commencement Date as a result of Sublessee's alterations or use of the Premises. Without limiting the generality of the foregoing, and subject to Paragraph 7 below, Sublessee shall at its own cost and expense install and construct all physical improvements to or needed to serve the Premises (i) required by any federal, state or local building code or other law or regulation enacted or becoming effective after the Commencement Date, including, but not limited to, special plumbing, railings, ramps and other improvements for use by the handicapped, or (ii) made necessary by the nature of Sublessee's use of the Premises, provided, however, that Sublessor shall have the option to install and construct such improvements, in which case the cost thereof shall be equitably allocated by Sublessor in its reasonable discretion among the benefited premises, and Sublessee, upon demand, shall pay to Sublessor, as Additional Rent, such portion of the cost thereof as may be allocated equitably, in Sublessor's reasonable discretion, to the Premises. Sublessee shall not place a load upon the floor of the Premises that exceeds the load per square foot that such floor was designed to carry and which is allowed by law. Sublessee shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Sublessee's sole expense. Sublessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises.

         Sublessee shall not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) that would render the insurance thereon void or the insurance risk more hazardous or cause the state insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Sublessor is caused by Sublessee's use and occupancy of the Premises, or if Sublessee vacates the Premises and causes any increase in such premiums, then Sublessee shall pay as additional Rent the amount of such increase to


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Sublessor,  and, upon demand by Sublessor,  correct at  Sublessee's  expense the cause of such disallowance, increased cost, penalty or surcharge to the satisfaction of the particular insurance provider or authority, as applicable.

         3.2 HAZARDOUS MATERIAL. Sublessee hereby represents, warrants and covenants that Sublessee's business operations in the Premises do not and will not involve the use, storage or generation of "Hazardous Materials" (as defined below). Sublessee shall not cause or permit any Hazardous Material to be brought upon, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises by Sublessee or Sublessees Parties and Sublessee shall keep, operate and maintain the Premises in compliance with all, and shall not permit the Premises to be in violation of any, federal (including, but not limited to, the Comprehensive Environmental Response Claim and Liability Act of 1980, 42 U.S.C. ss. 9601 ET. SEQ.), state or local environmental, health and/or safety related law, decision of any court of law, ordinance, rule, regulation, code, order, directive, guideline, permit or permit condition currently existing and as amended, enacted, issued or adopted in the future which is applicable to the Premises (collectively, "ENVIRONMENTAL LAWS").

         Without limiting in any way Sublessee's obligations under any other provision of this Sublease, Sublessee and its successors and assigns shall indemnify, protect, defend and hold Sublessor, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the "INDEMNIFIED PARTIES") harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs). Without limiting the foregoing, if any Hazardous Material is found in, on, under or about the Premises at any time during or after the Term, the presence of which was caused by Sublessee and/or Sublessee's Parties, Sublessee shall, at its sole cost and expense, promptly take all actions as are necessary to return the Premises to the condition existing prior to the introduction or release of such Hazardous Material in accordance with applicable Environmental Laws and Sublessor's prior written approval.

         For purposes of this Sublease, the term "HAZARDOUS. MATERIAL" means any chemical, substance, material, controlled substance, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCB's) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects.

3.3 USE OF COMMON AREAS. Sublessee and Sublessee's Parties shall have the non-exclusive right, in common with the other parties occupying areas adjacent to the Premises, to use the grounds, sidewalks parking areas, driveways and alleys of the Premises, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Sublessee and Sublessee's Parties may park automobiles on a non-exclusive basis near the Premises in an area designated for the parking of vehicles during normal business hours. Outside storage, including without limitation, trucks and other


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vehicles,  is prohibited without Landlord's prior written consent,  which may be withheld in Landlord's sole and absolute discretion. Sublessee shall not succeed to any of Landlord's easement rights over and relating to the Premises, nor shall Sublessee obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Sublessee in this Sublease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common area. Landlord may make such changes to the use or configuration of, or improvements comprising, the common area as Landlord may elect without liability to Sublessee (including the right to add or eliminate buildings from the Premises), subject only to Sublessee's vehicular parking rights shown above.

4.       TAXES.

         4.1 LIABILITY FOR ALL PERSONAL PROPERTY TAXES. Sublessee shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above standard Sublessee improvements and alterations, additions or improvements placed by or for Sublessee in the Premises. If any such taxes for which Sublessee is liable are levied or assessed against Sublessor or Sublessor's property and if Sublessor elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, above standard Sublessee improvements or alterations, additions or improvements placed by or for Sublessee in the Premises, and Landlord elects to pay the Taxes based on such increase, Sublessee shall pay to Landlord upon demand that portion of the Taxes.

5.       SUBLESSOR'S MAINTENANCE AND REPAIR.

         5.1 SUBLESSOR'S MAINTENANCE. Landlord shall maintain and repair only the exterior portions of the roof, and the foundation and the structural soundness of the exterior walls of the Building and utility facilities stubbed to the Premises in good condition, reasonable wear and tear excepted. The term "WALLS" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries, unless otherwise specified by Landlord in writing. Landlord shall maintain, repair and repaint the exterior walls, overhead doors, canopies, entries, handrails, gutters and other exposed parts of the Building as deemed necessary by Landlord to maintain safety and aesthetic standards. Landlord shall maintain, repair, and operate the common areas of the Premises, including but not limited to, mowing grass and general landscaping, maintenance of parking areas, driveways and alleys, parking lot sweeping, paving and restriping, exterior lighting, painting, pest control and window washing.

         5.2 PROCEDURE AND LIABILITY. Sublessee shall immediately give Sublessor written notice of any defect or the need for repair of the items for which Landlord is responsible, after which Sublessor shall have reasonable time to notify Landlord, and allow Landlord a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Sublease shall be limited to the cost of such repairs or maintenance or the curing of such defects. If Sublessee or Sublessee's Parties caused any damage necessitating such repair, then Sublessee shall pay the cost thereof, upon demand. Sublessee hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the Rent. Sublessee waives any right to terminate this Sublease or offset or abate Rent by reason of any failure of Sublessor to make repairs to the Premises.


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6.       SUBLESSEE'S MAINTENANCE AND REPAIR.

         6.1 SUBLESSEE'S MAINTENANCE. Sublessee shall, at its own cost and expenses, keep and maintain all parts of the Premises (except those listed as Sublessor's responsibility in Paragraph 5.1 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special storefront or office entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, and regular removal of trash and debris. If Sublessee shall fail to make any repair for which Sublessee is responsible within ten (10) days following notice from Sublessor requiring the same, Sublessor and its agents and contractors shall have the right, but not the obligation, to enter upon the Premises and perform such repairs, the full cost of which shall be deemed to be Rent and shall be due and payable by Sublessee to Sublessor immediately upon demand. In the case of emergency, Sublessor, its agents and contractors may enter upon the Premises to perform such repairs without the necessity of prior notice to Sublessee. Sublessee shall maintain its trash receptacles within the Premises. Repairs shall be made in accordance with all applicable laws, including without limitation, the Americans with Disabilities Act of 1990. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other Sublessees) shall be shared equally by Sublessee and the Sublessee(s) occupying such adjacent premises. Sublessee shall not damage any party wall or disturb the integrity and support provided by any party wall and shall, at its sole cost and expense, promptly repair any damage or injury to any party wall caused by Sublessee or Sublessee's Parties.

7.       ALTERATIONS.

         Sublessee shall make no alterations, additions or improvements to the Premises (including, without limitation, roof and wall penetrations) or any part thereof without obtaining the prior written consent of Sublessor and Landlord in each instance. Such consent may be granted or withheld in Sublessor and/or Landlord's sole and absolute discretion. Sublessor and/or Landlord may impose as a condition to such consent such requirements as Sublessor and/or Landlord may deem necessary, in its sole and absolute discretion, including, without limitation that: (a) Sublessor and/or Landlord be furnished with working drawings before work commences; (b) performance and labor and material payment bonds inform and amount and issued by a company satisfactory to Sublessor and/or Landlord be furnished; (c) Sublessor and/or Landlord approve the contractor by whom the work is to be performed; (d) adequate course of construction and general liability insurance be in place and Sublessor and Landlord be named as additional insureds under the contractor's liability and property insurance policies; and (e) Sublessor's and Landlord's instructions relating to the manner in which the work is to be performed and the times during which it is to be accomplished shall be complied with. All such alterations, additions or improvements must be performed in a good and workmanlike manner in compliance with all laws, rules and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and diligently prosecuted to completion. Sublessee shall deliver to Sublessor and Landlord upon commencement of such work, a copy of the building permit with respect thereto, and a certificate of occupancy, if applicable, immediately upon completion of the work. Should Sublessee make any alterations without Sublessor's and/or
Landlord's prior written consent, or without satisfaction of any of the conditions established by Sublessor and/or Landlord in conjunction with granting such consent, Sublessor and/or Landlord shall have the right, in addition to and without


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limitation of any right or remedy  Sublessor and/or Landlord may have under this
Sublease, at law or in equity, to require Sublessee to remove all or some of the alterations, additions or improvements at Sublessee's sole cost and restore the Premises to the same condition as existed prior to undertaking the alterations, or if Sublessee shall fail to do so, Sublessor and/or Landlord may cause such removal or restoration to be performed at Sublessee's expense and the cost thereof shall be Additional Rent to be paid by Sublessee immediately upon demand. Sublessor and/or Landlord shall have the right to require Sublessee, at
Sublessee's   expense,   to  remove  any  and  all  alterations,   additions  or
improvements and to restore the Premises to its prior condition upon the expiration or sooner termination of this Sublease. Sublessee shall notify Sublessor and/or Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises, and Sublessor and/or Landlord shall have the right at any time and from time to time to post and maintain notices of non-responsibility in or about the Premises.

8.       LIENS.

         Sublessee shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Sublessor and/or Landlord or Sublessee in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Sublessee, including those who may furnish materials or perform labor for any construction or repairs. Sublessee shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Sublessee on the Premises. Sublessee shall discharge of record by payment, bonding or otherwise any lien filed against the Premises on account of any labor performed or materials furnished in connection with any work performed by Sublessee on the Premises immediately upon the filing of any claim of lien. Sublessee shall indemnify, defend and hold Sublessor and/or Landlord harmless from any and all liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Sublessor and/or Landlord in the Premises or this Sublease arising from the act or agreement of Sublessee. Sublessee agrees to give Sublessor immediate written notice of the placing of any lien or encumbrance against the Premises. Sublessor and/or Landlord shall have the right, at Sublessor's and/or Landlord's option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Sublessee upon rendition of a bill therefor.

9.       UTILITIES.

         Sublessor shall pay for all water, gas, heat, light, telephone, and sewer charges and for other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Sublessor shall in no event be liable for any damages directly or indirectly resulting from or arising out of the interruption or failure of utility services on the Premises. Sublessee shall have no right to terminate this Sublease nor shall Sublessee be entitled to any abatement in Rent as a result of any such interruption or failure of utility services. No such interruption or failure of utility services shall be deemed to constitute a constructive eviction of Sublessee.


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10.      FIRE AND CASUALTY DAMAGE.

         10.1     NOTICE  OF  DESTRUCTION.   If  the  Premises  are  damaged  or
destroyed by fire, earthquake or other casualty, Sublessee shall give immediate written notice thereof to Sublessor.

         10.2 LOSS COVERED BY INSURANCE. If at any time prior to the expiration or termination of this Sublease, the Premises are wholly or partially damaged or destroyed, the loss from which renders the Premises totally or partially inaccessible or unusable of use by Sublessee in the ordinary conduct of Sublessee's business, then:

                  (a) If all repairs to the Premises can, in Sublessor's judgment, be completed within two hundred (200) days following the date of notice to Sublessor of such damage or destruction without the payment of overtime or other premiums, and if such damage or destruction is not the result of the negligence or willful misconduct or omission of Sublessee or Sublessee's Parties (as contemplated in Paragraph 11.4), Sublessor shall, at Sublessor's expense (provided Sublessor can obtain all necessary governmental permits and approvals therefor at reasonable cost and on reasonable conditions), repair the same, and this Sublease shall remain in full force and effect and a proportionate reduction of Rent shall be allowed Sublessee for such portion of the Premises as shall be rendered inaccessible or unusable to Sublessee during the period of time that such portion is unusable or inaccessible. There shall be no proportionate reduction of Rent by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

                  (b) If such damage or destruction is not the result of the negligence or willful misconduct or omission of Sublessee or Sublessee's Parties, and if all such repairs cannot, in Sublessor's judgment, be completed within two hundred (200) days following the date of notice to Sublessor of such damage or destruction without the payment of overtime or other premiums, Sublessor shall notify Sublessee within forty-five (45) days following the date of notice to Sublessor of such damage or destruction, that all such repairs cannot, in Sublessor's judgment, be completed within said two hundred (200) days. If Sublessor so notifies Sublessee, either party may terminate this Sublease upon written notice to the other party given within twenty (20) days after Sublessor's notice to Sublessee that all such repairs cannot, in Sublessor's judgment, be completed within said two hundred (200) days; provided, however, if Sublessee fails to terminate this Sublease within said twenty (20) day period from Sublessor's notice, then Sublessee shall have no further right to terminate this Sublease under this Paragraph 11.2(b).

                  Sublessee shall pay to Sublessor, within ten (10) days following Sublessor's demand therefor, the amount of the deductible under Sublessor's insurance policy. If the damage involves portions other than the Premises, Sublessee shall pay only a portion of the deductible based on the ratio of the cost of repairing the damage in the Premises to the total cost of repairing all of the damage.

         10.3 LOSS NOT COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Sublease, the Premises are totally or partially damaged or destroyed from a risk, the loss to Sublessor from which is not fully covered by insurance maintained by Sublessor or for Sublessor's benefit, which damage renders the Premises inaccessible or unusable to Sublessee in the ordinary course of its business, and if such damage or destruction is not the result of the negligence or willful misconduct or omission of Sublessee or Sublessee's Parties, Sublessor may, at its option, upon written notice to Sublessee within forty-five (45) days after notice to Sublessor of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction or Sublessor may elect to terminate this Sublease. If Sublessor elects to terminate this Sublease, such termination shall be effective as of the date of the occurrence of such damage or destruction. Notwithstanding the foregoing, if Sublessor elects to repair or restore such damage or destruction, Sublessor shall notify Sublessee within forty-five (45) days following the date of notice to Sublessor of such damage or destruction, if such repairs cannot, in Sublessor's judgment, be completed within two hundred (200) days following the date of notice to Sublessor without the payment of overtime or other premiums. If Sublessor notifies Sublessee that such repairs cannot, in Sublessor's judgment, be completed within said two hundred (200) days, Sublessee may terminate this Sublease upon written notice to the Sublessor given within ten
(10) days after Sublessor's notice to Sublessee that all such repairs cannot, in Sublessor's judgment, be completed within said two hundred (200) days; provided, however, if Sublessee fails to terminate this Sublease within said ten (10) day period from Sublessor's notice, then Sublessee shall have no further right to terminate this Sublease under this Paragraph 11.3.

         10.4     LOSS  CAUSED  BY  SUBLESSEE  OR  SUBLESSEE'S  PARTIES.  If the
Premises are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Sublessee or Sublessee's Parties, Sublessee shall forthwith diligently undertake to repair or restore all such damage or destruction at Sublessee's sole cost and expense, or Sublessor may at its option undertake such repair or restoration at Sublessee's sole cost and expense; provided, however, that Sublessee shall be relieved of its repair and payment obligations pursuant to this Paragraph 11.4 to the extent that insurance proceeds are collectible by Sublessor to repair such damage, although Sublessee shall in all such events pay to Sublessor the full amount of the deductible under Sublessor's insurance policy and any amounts not insured. This Sublease shall continue in full force and effect without any abatement or reduction in Rent or other payments owed by Sublessee.

         10.5 DESTRUCTION NEAR END OF TERM. Notwithstanding the foregoing, if the Premises are wholly or partially damaged or destroyed within the final six (6) months of the Term, Sublessor may, at its option, elect to terminate this Sublease upon written notice given to Sublessee within thirty (30) days following such damage or destruction.

         10.6 DESTRUCTION OF IMPROVEMENTS AND PERSONAL PROPERTY. In the event of any damage to or destruction of the Premises, under no circumstances shall Sublessor and/or Landlord be required to repair, replace or compensate Sublessee, Sublessee's Parties or any other person for the personal property, trade fixtures, machinery, equipment or furniture of Sublessee or any of Sublessee's Parties, or any alterations, additions or improvements installed in the Premises by Sublessee, and Sublessee shall promptly repair and replace all such personal property and improvements at Sublessee's sole cost and expense.

         10.7 EXCLUSIVE REMEDY. The provisions of this Paragraph 10 shall constitute Sublessee's sole and exclusive remedy in the event of damage or destruction to the Premises, and Sublessee waives and releases all statutory rights and remedies in favor of Sublessee in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Sublessor for any inconvenience, any interruption or cessation of Sublessee's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises.

         10.8 LENDER DISCRETION. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from insurance held by Sublessor and/or Landlord be applied to such indebtedness, then Sublessor and/or Landlord shall have the right to deliver written notice to Sublessee terminating this Sublease.

11.      INDEMNITY AND INSURANCE.

         11.1 INDEMNITY. Sublessee hereby releases all Indemnified Parties, and shall indemnify, protect, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, liabilities, losses, sums paid in settlement of claims, costs and expenses (including, but not limited to, reasonable attorneys' fees and litigation costs), obligations, liens and causes of action, whether threatened or actual, direct or indirect (collectively, "Claims"), which arise in any way, directly or indirectly, resulting from or in connection with, in whole or in part, Sublessee's or Sublessee's Parties' activities in, on or about the Premises, including, without limitation, Sublessee's breach or default of any obligation of Sublessee to be performed ..under the terms of this Sublease, the conduct of Sublessee's business, the nonobservance or nonperformance of any law, ordinance or regulation or the negligence or misconduct of Sublessee or Sublessee's Parties, the buildings and improvements located on the Premises becoming out of repair, the leakage of gas, oil, water, steam or electricity emanating from their usual conduits, or due to any cause whatsoever; except injury to persons or damage to property the sole cause of which is the active, gross negligence or willful misconduct of Landlord, or the wrongful failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Sublessee of needed repairs.

         11.2 SUBLESSOR'S INSURANCE. Sublessor shall maintain insurance covering Sublessor's portion of the leased premises not subleased to Sublessee in such types and amounts as required of Sublessor under the Master Lease

         11.3 SUBLESSEE'S INSURANCE OBLIGATIONS. Sublessee agrees that at all times from and after the date Sublessee is given access to the Premises for any reason, Sublessee shall carry and maintain, at its sole cost and expenses the following types, amounts and forms of insurance:

                  11.3.1 GENERAL LIABILITY INSURANCE. A broad form comprehensive general liability or commercial general liability policy covering property damage, personal injury, advertising injury and bodily injury, and including blanket contractual liability coverage for obligations under this Sublease, covering the Premises in an amount of not less than Two Million Dollars ($2,000,000) per occurrence. Such policy shall be in the occurrence form with a per location general aggregate. Each policy shall name Sublessor and/or Landlord as an additional insured, and shall provide primary coverage to Sublessor and/or Landlord; when any policy issued to Sublessor and/or Landlord provides duplicate coverage or is similar in coverage, Sublessor's and/or Landlord policy will be excess over Sublessee's policies. No deductibles in excess of Twenty-Five Thousand Dollars ($25,000) per occurrence shall be permitted. Sublessee shall pay any deductibles. The amounts of such insurance required hereunder shall be subject to adjustment from time to time as required by Sublessor and/or Landlord based upon

Landlord's determination as to (a) the amounts of such insurance generally required at such time for comparable subleases, premises and buildings in the general geographical location of the Building; (b) as requested by any lender with an interest in the Premises; (c) Sublessee's activities; (d) increases in recovered liability claims; (e) increased claims consciousness by the public; or
(f) any combination of the foregoing.

                  11.3.2 PROPERTY INSURANCE. A policy or policies, including the Boiler and Machinery Perils and the Special Causes of Loss form of coverage ("All Risks"), including vandalism and malicious mischief, theft, sprinkler leakage (including earthquake sprinkler leakage) and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation, on an agreed amount basis (no co-insurance requirement), of all trade fixtures, furniture and equipment in the Premises, and all alterations, additions and improvements to the Premises installed by or for Sublessee or provided to Sublessee. Such insurance shall also include business interruption and extra expense coverage for Sublessee's operations and debris removal coverage for removal of property of Sublessee and Sublessee's Parties that may be damaged within the Premises. Such coverage shall name the Sublessor and Landlord as additional insureds and/or loss payees as its interest may appear. No deductibles in excess of Twenty-Five Thousand Dollars ($25,000) shall be permitted. Sublessee shall pay any deductibles.

                  11.3.3 WORKERS' COMPENSATION INSURANCE. Workers' compensation insurance, including employers' liability coverage, in compliance with applicable California law. Such insurance shall include a waiver of subrogation in favor of Sublessor and Landlord, if available.

         11.4 EVIDENCE OF COVERAGE. All of the policies required to be obtained by Sublessee pursuant to Paragraph 11.3 shall be with companies and in form satisfactory to Sublessor and Landlord. Each insurance company providing coverage shall have a current Best's Rating of "A-XII" or better. Upon notice from Sublessor and/or Landlord, Sublessee shall add any mortgagee of Landlord as an additional insured or loss payee, as applicable. Sublessee shall provide Sublessor and Landlord with certificates and copies of endorsements (and upon request, policies) of insurance acceptable to Sublessor and/or Landlord issued by each of the insurance companies issuing any of the policies required pursuant to the provisions of Paragraph 11.3, and said certificates and endorsements shall provide that the insurance issued thereunder shall not be altered, canceled or non-renewed until after thirty (30) days' written notice to Sublessor and/or Landlord. "Claims Made" policies shall not be permitted. Each policy shall permit the waiver in Section 11.5 below. Evidence of insurance coverage shall be furnished to Sublessor and Landlord prior to Sublessee's possession of the Premises and thereafter not fewer than fifteen (15) days prior to the expiration date of any required policy. Sublessee may satisfy its insurance obligations hereunder by carrying such insurance under a so-called blanket policy or policies of insurance that are acceptable to Sublessor. If Sublessee fails to obtain any insurance required hereby or provide evidence thereof to Sublessor and Landlord, Sublessor and/or Landlord may, but shall not be obligated to, and Sublessee hereby appoints Sublessor and/or Landlord as its agent to, procure such insurance and bill the cost of the insurance plus a twenty percent (20%) handling charge to Sublessee. Sublessee shall pay such costs to Sublessor and/or Landlord as Additional Rent with the next monthly payment of Rent.

         11.5 WAIVERS OF SUBROGATION. Sublessor waives any and all rights of recovery against Sublessee for or arising out of damage to, or destruction of the Building or the Premises to the extent that Sublessor's and/or Landlord's insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Sublessor and/or Landlord for such damage or destruction. Sublessee waives any and all rights of recovery against Sublessor and/or Landlord for or arising out of damage to or destruction of any property of Sublessee to the extent that Sublessee's insurance policies then in force or the policies required by this Sublease, whichever is broader, insure against such damage or destruction.

12.      SUBLESSOR'S RIGHT OF ACCESS.

         Sublessee shall permit Sublessor and/or Landlord and its employees and agents, at all reasonable times and at any time in case of emergency, in such manner as to cause as little disturbance to Sublessee as reasonably practicable
(a) to enter into and upon the Premises to inspect them, to protect the Sublessor's interest therein, or to post notices of non-responsibility, (b) to take all necessary materials and equipment into the Premises, and perform necessary work therein, and (c) to perform environmental testing, monitoring, sampling, digging, drilling and analysis for Hazardous Materials on, under or about the Premises, Building and/or Land and to review and copy any documents, materials, data, inventories, financial data, notices or correspondence to or from private parties or governmental authorities in connection therewith. No such work shall cause or permit any rebate of Rent to Sublessee for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, or constitute constructive eviction. Sublessor and/or Landlord may at any time place on or about the Building any ordinary "for sale" and "for lease" signs. Sublessee shall also permit Sublessor and/or Landlord and its employees and agents, upon request, to enter the Premises or any part thereof, at reasonable times during normal business hours, to show the Premises to any fee owners, lessors of superior leases, holders of encumbrances on the interest of Sublessor and/or Landlord under the Sublease, or prospective purchasers, mortgagees or lessees of the Premises as an entirety. During the period of six (6) months prior to the expiration date of this sublease, Sublessor may exhibit the Premises to prospective Sublessees.

13.      ASSIGNMENT AND SUBLETTING.

         13.1 SUBLESSOR'S CONSENT. Sublessee shall not assign all or any portion of its interest in this Sublease, whether voluntarily, by operation of law or otherwise, and shall not sublet all or any portion of the Premises, including, but not limited to, sharing them, permitting another party to occupy them or granting concessions or licenses to another party, except with the prior written consent of Sublessor, which Sublessor may withhold for any reasonable condition, including, but not limited to: (a) if Sublessee is in default of this Sublease; (b) if the assignee or sublessee is unwilling to assume in writing all of Sublessee's obligations hereunder; (c) if the assignee or sublessee has a financial condition which is reasonably unsatisfactory to Sublessor or Landlord;
(d) if the Premises will be used for different purposes than those set forth in Paragraph 3 or for a use requiring or generating increased or different Hazardous Materials; (e) if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of the law beyond those requirements applicable to Sublessee; (f) if Sublessee proposes to assign less than all of its interest in this Sublease or to sublet the Premises in units that are unusually small for the Premises; or (g) if the assignee or sublessee requires extensive alterations to the Premises.

         13.2 FEES. Sublessee shall pay Sublessor's and Landlord reasonable attorneys' fees incurred in evaluating any proposed assignment or sublease and documenting Sublessor's and/or Landlord's consent.

         13.3 PROCEDURE. Whenever Sublessee has obtained an offer to assign any interest in this Sublease or to sublease all or any portion of the Premises, Sublessee shall provide to Sublessor the name and address of said proposed assignee or sublessee, the base rent and all other compensation to be paid to Sublessee, the proposed use by the proposed assignee or sublessee, the proposed effective date of the assignment or subletting, and any other business terms which are material to the offer and/or which differ from the provisions of this Sublease ("Notice of Offer"). Sublessee shall also provide to Sublessor the nature of business, financial statement and business experience resume for the immediately preceding five (5) years of the proposed assignee or sublessee and such other information concerning such proposed assignee or sublessee as Sublessor may require. The foregoing information shall be in writing and shall be received by Sublessor no less than ninety (90) days prior to the effective date of the proposed assignment or sublease.

         Within thirty (30) days following its receipt of a Notice of Offer for the proposed assignment or subletting, Sublessor shall be entitled to terminate this Sublease as to all of the Premises (unless Sublessee proposes a sublease of a portion of the Premises, in which event Sublessor may terminate this Sublease as to such portion) by written notice to Sublessee ("Termination Notice"), and such termination shall be effective as of the proposed effective date of the proposed assignment or sublease. If Sublessor does not elect to terminate this Sublease, Sublessor shall either notify Sublessee that Sublessor consents to the proposed assignment or subletting or withholds its consent for reasons to be specified in the notice. If Sublessor does not provide a Termination Notice or a notice withholding its consent to Sublessee within thirty (30) days following its receipt of a Notice of Offer, Sublessor shall be deemed to have consented to the proposed assignment or subletting.

         13.4 BONUS RENT. If any interest in this Sublease is assigned or all or any portion of the Premises is subleased, Sublessor shall receive all of the "bonus rent" to be realized from such assignment or subletting. The bonus rent shall mean any lump sum payment or other value received by Sublessee, plus any base rent, percentage rent or periodic compensation received by Sublessee from or for the benefit of an assignee or sublessee in excess of (a) all amounts owed for Rent and other charges pursuant to this Sublease, and (b) all reasonable commissions and fees paid to any real estate broker or finder who is unaffiliated with Sublessee in connection with the assignment or subletting. If a portion of the Premises is subleased, the amount in clause (a) shall be prorated based on the portion of the Premises' rentable area to be subleased. The bonus rent shall be paid on the first (1st) day of each calendar month next following Sublessee's receipt of each payment from its assignee or sublessee, after reduction for all amounts described in clauses (a) and (b) above, amortized over the full term of the assignment or sublease.

         13.5 CONTINUING SUBLESSEE OBLIGATIONS. No subleasing or assignment shall relieve Sublessee from liability for payment of all forms of Rent and other charges herein provided or from Sublessee's obligations to keep and be bound by the terms, conditions and covenants of this Sublease.

         13.6 WAIVER, DEFAULT AND CONSENT. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Sublease or consent to the assignment or subletting of the Premises. Any assignment or sublease without the Sublessor's and Landlord's prior written consent shall be voidable, at Sublessor's or Landlord's election, and shall constitute a non-curable event of default under this Sublease. Consent to any assignment or subletting shall not be deemed consent to any future assignment or subletting.

         13.7 ASSIGNMENT OF SUBLEASE RENT. Sublessee immediately and irrevocably assigns to Sublessor, as security for Sublessee's obligations under this Sublease, all rents from any subletting of all or any part of the Premises, and Sublessor, as assignee and as attorney-in-fact for Sublessee for purposes hereof, or a receiver for Sublessee appointed on Sublessor's application, may collect such rents and apply same toward Sublessee's obligations under this Sublease, except that, until the occurrence of an event of default by Sublessee, Sublessee shall have the right and license to collect such rents.

         13.8 ASSIGNMENT IN BANKRUPTCY. If this Sublease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., or such similar laws or amendments thereto which may be enacted from time to time (the "Bankruptcy Code"), any and all money or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Sublessor, shall be and remain the exclusive property of Sublessor and shall not constitute property of Sublessee or of the estate of Sublessee within the meaning of the Bankruptcy Code. Any and all money or other consideration constituting Sublessor's property under the preceding sentence not paid or delivered to Sublessor shall be held in trust for the benefit of Sublessor and be promptly paid or delivered to Sublessor.

         13.9 ASSUMPTION OF OBLIGATIONS. Any person or entity to which this Sublease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Sublessor an instrument confirming such assumption.

14.      CONDEMNATION.

         14.1 TOTAL TAKING. If the whole or any substantial part of the Premises shall be taken or damaged because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, including acts or omissions constituting inverse condemnation, or any transfer of the Premises or portion thereof in avoidance of the exercise of the power of eminent domain (collectively, a "'Taking"), and the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Sublease shall terminate effective when the physical Taking of the Premises shall occur.

         14.2 PARTIAL TAKING. If part of the Premises shall be subject to a Taking and this Sublease is not terminated as provided in Paragraph 14.1 above, this Sublease shall not terminate but the Rent payable hereunder during the unexpired portion of this Sublease shall be reduced in proportion to the area of the Premises rendered unusable by Sublessee.

         14.3 CONDEMNATION AWARD. The entire award or compensation for any Taking of the Premises, or any part thereof, or for diminution in value, shall be the property of Landlord, and Sublessee hereby assigns its interest in any such award to Landlord; provided, however, Sublessor and/or Landlord shall have no interest in any separate award made to Sublessee for loss of business, for relocation purposes, or for the taking of Sublessee's fixtures and improvements.

         14.4 EXCLUSIVE REMEDY. This Paragraph 14 shall be Sublessee's sole and exclusive remedy in the event of any Taking. Sublessee hereby waives the benefits of California Code of Civil Procedure ss. 1265.130 or any other statute granting Sublessee specific rights in the event of a Taking, which are contrary to the provisions of this Paragraph 14.

15.      SURRENDER AND HOLDING OVER.

         15.1 SURRENDER. Upon the expiration or sooner termination of this Sublease, Sublessee shall surrender the Premises in as good condition as when received, reasonable wear and tear excepted, broom clean and free of trash and rubbish, and free from all tenancies or occupancies by any person. Subject to Sublessor's and/or Landlord's rights under Paragraph 18, Sublessee shall remove all trade fixtures, furniture, equipment and other personal property installed in the Premises prior to the expiration or earlier termination of this Sublease. Unless otherwise provided in Paragraph 7 or waived by Sublessor in writing prior to the expiration or earlier termination of this Sublease, Sublessee shall remove at its sole cost all alterations, additions and improvements made by Sublessee to the Premises other than the Sublessee improvements. Alterations, additions and improvements remaining on the Premises at the expiration or earlier termination of this Sublease shall become the property of Sublessor. Sublessee shall, at its own cost, completely repair any and all damage to the Premises and the Building resulting from or caused by such removal. The provisions of Paragraph 7 shall apply to such removal and repair work.

         15.2 HOLDING OVER. If Sublessor agrees in writing that Sublessee may hold over after the expiration or earlier termination of this Sublease, unless the parties hereto otherwise agree in writing as to the terms of such holding over, the holdover tenancy shall be subject to termination by Sublessor or Sublessee at any time upon not less than thirty (30) days' prior written notice. If Sublessee holds over without the consent of Sublessor, the same shall be a tenancy at will terminable at any time, and Sublessee shall be liable to Sublessor for, and Sublessee shall indemnify, protect, defend and hold Sublessor harmless from and against, any damages, liabilities, losses, costs, expenses or claims suffered or caused by such holdover, including damages and costs related to any successor Sublessee of the Premises to whom Sublessor could not deliver possession of the Premises when promised. All of the other terms and provisions of this Sublease shall be applicable during any holdover period, with or without consent, except that Sublessee shall pay to Sublessor from time to time upon demand, as Rent for the period of any holdover, an amount equal to two hundred percent (200%) of the then applicable Base Rent plus all Additional Rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Sublessee, whether with or without consent of Sublessor, shall operate to extend this Sublease. The preceding provisions of this Paragraph 15.2 shall not be construed as Sublessor's consent to any holding over by Sublessee.

         15.3 ENTRY AT END OF TERM. If during the last month of the Term Sublessee shall have removed substantially all of Sublessee's property and personnel from the Premises, Sublessor may enter the Premises and repair, alter and redecorate the same, without abatement of Rent and without liability to Sublessee, and such acts shall have no effect on this Sublease. Sublessee shall give written notices to Sublessor at least thirty
(30) days prior to vacating the Premises and shall arrange to meet with Sublessor for a joint inspection of the Premises prior to vacating. In the event of Sublessee's failure to give such notice or arrange such joint inspection, Sublessor's inspection at or after Sublessee's vacation of the Premises shall be conclusively deemed, correct for purposes of determining Sublessee's responsibility for repairs and restoration.

16.      QUIET ENJOYMENT.

         Sublessor represents and warrants that it has full rights and authority to enter into this Sublease and that Sublessee, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Sublessor, subject to the terms and provisions of this Sublease, Master Lease, any ground lease, any mortgage or deed of trust now or hereafter encumbering the Premises, and all matters of record.

17.      EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default by Sublessee under this Sublease:

         17.1     FAILURE  TO  PAY  RENT.   Sublessee  shall  fail  to  pay  any
installment of the Rent herein reserved when due, or any other payment or reimbursement to Sublessor required herein when due.

         17.2 INSOLVENCY. Sublessee or any guarantor of Sublessee's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing the inability to pay its debts or shall make a general assignment for the benefit of creditors.

         17.3 APPOINTMENT OF RECEIVER. A receiver or trustee (or similar official) shall be appointed for all or substantially all of the assets of Sublessee.

         17.4 BANKRUPTCY. The filing of any voluntary petition by Sublessee under the Bankruptcy Code, or the filing of an involuntary petition by Sublessee's creditors, which involuntary petition remains undischarged for a period of forty-five (45) days.

         17.5 ATTACHMENT. The attachment, execution or other judicial seizure or non-judicial seizure of all or substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof.

         17.6     VACATION  OF  PREMISES.   Sublessee  shall  vacate  all  or  a
substantial portion of the Premises, whether or not Sublessee is in default of the Rent or other charges due under this Sublease.

         17.7 CERTIFICATES. Sublessee shall fail to deliver to Sublessor and/or Landlord any subordination agreement within the time limit prescribed in Paragraph 20 below, or a Certificate of Occupancy, all financial statements or an estoppel certificate within the time limits prescribed in

Paragraph 21.7 below.

         17.8 FAILURE TO DISCHARGE LIENS. Sublessee shall fail to discharge any lien placed upon the Premises in violation of Paragraph 8 hereof.

         17.9 FALSE FINANCIAL STATEMENT. Sublessor discovers that any financial statement given to Sublessor by Sublessee, any assignee, sublessee or successor in interest of Sublessee, or any guarantor of Sublessee's obligations hereunder, or any of them, was materially false when given to Sublessor.

         17.10 FAILURE TO COMPLY WITH SUBLEASE TERMS. Sublessee shall fail to comply with any other term, provision or covenant of this Sublease, and shall not cure such failure within twenty (30) days after written notice thereof to Sublessee.

18.      SUBLESSOR'S REMEDIES.

         Upon the occurrence of any event of default, Sublessor may, at its option without further notice or demand and in addition to any other rights and remedies hereunder or at law or in equity, do any or all of the following:

         18.1 TERMINATION. Terminate Sublessee's right to possession of the Premises by any lawful means upon at least 3 days' written notice, in which case Sublessee shall immediately surrender possession of the Premises to Sublessor and, in addition to any rights and remedies Sublessor may have at law or in equity, Sublessor shall have the following rights:

                  (a) To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Sublessor may have by reason of Sublessee's default or of such termination, and Sublessee shall have no further claim hereunder;

                  (b) To recover all damages incurred by Sublessor by reason of the default, including without limitation (i) the worth at the time of the award of the payments owed by Sublessee to Sublessor under this Sublease that were earned but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Sublessee to Sublessor under the sublease that would have been earned after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Sublessee to Sublessor under this Sublease for the same period that Sublessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Sublessee to Sublessor for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Sublessee for the same period that Sublessee proves could have been reasonably avoided; (iv) all costs incurred by Sublessor in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Sublessor in reletting the Premises; plus (vi) any other amount, including without limitation attorneys' fees and audit expenses, necessary to compensate Sublessor for all detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom. "The worth at the time of the award," as used in clauses (i) and (ii) of this paragraph, is to be determined by computing interest as to each unpaid payment owed by Sublessee to Sublessor under the Sublease, at the highest interest rate permitted by law. "The worth at the time of the award," as referred to in clause (iii) of this paragraph, is to be determined by discounting such amount, as of the time of award, at the discount rate of the San Francisco Federal Reserve Bank, plus 1%.

                  (c) To remove, at Sublessee's sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Sublessee. Any such warehouse shall have all of the rights and remedies provided by law against Sublessee as owner of such property. If Sublessee shall not pay the cost of such storage within thirty (30) days following Sublessor's demand, Sublessor may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Sublessor deems proper, without notice to or demand upon Sublessee. Sublessee waives all claims for damages caused by Sublessor's removal, storage or sale of the property and shall indemnify and hold Sublessor free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys' fees. Sublessee hereby irrevocably appoints Sublessor as Sublessee's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this subparagraph.

         18.2 CONTINUATION OF SUBLEASE. Maintain Sublessee's right to possession, in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Premises. In such event, Sublessor may enforce all of Sublessor's rights and remedies under this Sublease, including the right to recover rent as it becomes due hereunder, and, at Sublessor's election, to re-enter and relet the Premises on such terms and conditions as Sublessor deems appropriate. Without limiting the generality of the foregoing, Sublessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue Sublease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). If Sublessor relets the Premises or any portion thereof, any rent collected shall be applied against amounts due from Sublessee. Sublessor may execute any Sublease made pursuant hereto in its own name, and Sublessee shall have no right to collect any such rent or other proceeds. Sublessor's reentry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Sublessee's interest therein, a termination of this Sublease or a waiver or release of Sublessee's obligations hereunder. Sublessor shall have the same rights with respect to Sublessee's improvements and personal property as under Paragraph 18.1 above, even though such re-entry and/or reletting do not constitute acceptance of surrender of the Premises or termination of this Sublease.

         18.3 APPOINTMENT OF RECEIVER. Cause a receiver to be appointed in any action against Sublessee and to cause such receiver to take possession of the Premises and to collect the rents or bonus rent derived therefrom. The foregoing shall not constitute an election by Sublessor to terminate this Sublease unless specific notice of such intent is given.

         18.4     LATE CHARGE. Charge late charges as provided in Paragraph 2.5.

         18.5 INTEREST. Charge interest on any amount not paid when due as provided in Paragraph 22.2. Interest shall accrue from the date funds are first due or, if the payment is for funds expended by Sublessor on Sublessee's behalf, from the date Sublessor expends such funds.

         18.6     ATTORNEYS'  FEES.   Collect,   upon  demand,   all  reasonable
attorneys' fees and expenses incurred by Sublessor in enforcing its rights and remedies hereunder.

         18.7 INJUNCTION. To restrain by injunction or other equitable means any breach or anticipated breach of this Sublease.

19.      SUBLESSEE'S REMEDIES.

         19.1 SUBLESSOR'S DEFAULT. Sublessor shall not be in default under this Sublease unless Sublessor fails to perform obligations required of Sublessor and/or Landlord within sixty (60) days after written notice is delivered by Sublessee to Sublessor and/or Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Sublessee in writing, specifying the obligation which Sublessor and/or Landlord has failed to perform; provided, however, that if the nature of Sublessor's and/or Landlord's obligation is such that more than sixty (60) days are required for performance, then Sublessor and/or Landlord shall not be in default if Sublessor and/or Landlord or Lender commences performance within such forty-five (45) day period and thereafter diligently prosecutes the same to completion. All obligations of Sublessor and/or Landlord hereunder shall be construed as covenants, not conditions.

         19.2 SUBLESSEE'S REMEDIES. In the event of any default, breach or violation of Sublessee's rights under this Sublease by Sublessor and/or
Landlord, Sublessee's exclusive remedies shall be an action for specific performance or action for damages. Sublessee hereby waives the benefit of any laws granting it the right to perform Sublessor's and/or Landlord's obligation, a lien upon the property of Sublessor and/or Landlord and/or upon Rent due Sublessor, or the right to terminate this Sublease or withhold Rent on account of any Sublessor and/or Landlord default. Notwithstanding the foregoing provisions of this paragraph 19.2, if Sublessor has failed to make any repair, provide any improvement or perform any other obligation required of Sublessor hereunder within the sixty (60) day period following written notice from Sublessee, as provided in paragraph 19.1, then five (5) business days following Sublessor's and/or Landlord's receipt of a new written notice from Sublessee stating that such failure remains uncured (and provided such cure has not been then performed), Sublessee shall be entitled to cause the same to be performed and Sublessor shall reimburse Sublessee for the reasonable cost thereof, within thirty (30) days following presentation to Sublessor of copies of paid invoices for all such work. Notwithstanding anything to the contrary set forth herein, Sublessee may not make any repairs to, or perform any other work affecting, the structural integrity or external appearance of the Premises.

         19.3 NON-RECOURSE. Notwithstanding anything to the contrary in this Sublease, any judgment obtained by Sublessee or any of Sublessee's Parties against Sublessor or any Indemnified Parties shall be satisfied only out of Sublessor's interest in the Building and the legal parcel of land on which it sits. Neither Sublessor nor any Indemnified Parties shall have any personal liability for any matter in connection with this Sublease or its obligations as Sublessor of the Premises, except as provided above. Sublessee shall not institute, seek or enforce any personal or deficiency judgment against Sublessor or any Indemnified Parties, and none of their property shall be available to satisfy any judgment hereunder, except as provided in this Paragraph 19.3.

20.      MORTGAGES.

         Sublessee accepts this Sublease subject and subordinate to any Master Lease, ground lease, mortgage and/or deed of trust now or at any time hereafter constituting a lien or encumbrance upon the Premises. Notwithstanding any such subordination, Sublessee's right to quiet possession of the Premises shall not be disturbed if Sublessee is not in default and so long as Sublessee shall pay the Rent and observe and perform all of its obligations hereunder, unless this Sublease is otherwise terminated pursuant to its terms. If any ground lessor, mortgagee or beneficiary under a deed of trust elects to have Sublessee's interest in this Sublease superior to any such instrument, then by notice to Sublessee from such ground lessor, mortgagee or beneficiary, this Sublease shall be deemed superior to such ground lease or lien, whether this Sublease was executed before or after said ground lease, mortgage or deed of trust. Sublessee shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any ground lessor or mortgagee for the purpose of attornment or subjecting and subordinating this Sublease to any ground lease or the lien of any such mortgage. Sublessee's failure to execute each instrument, release or document within ten (10) days after written demand shall constitute an event of default by Sublessee hereunder without further notice to Sublessee, or at Sublessor's and/or Landlord's option Sublessor and/or Landlord shall execute such instrument, release or document on behalf of Sublessee as Sublessee's attorney-in-fact. Sublessee does hereby make, constitute and irrevocably appoint Sublessor and/or Landlord as Sublessee's attorney-in-fact, coupled with an interest, and in Sublessee's name, place and stead, to execute such documents in accordance with this Paragraph 20.

21.      GENERAL PROVISIONS.

         21.1 SINGULAR AND PLURAL. Words of any gender used in this Sublease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         21.2 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided to the contrary, any amount due to Sublessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Sublessee under this Sublease, provided, however, that interest shall not be payable on late charges incurred by Sublessee.

         21.3 TIME OF ESSENCE. Time is of the essence in every provision of this agreement where a time for performance or notice is specified.

         21.4 BINDING EFFECT. The terms, provisions and covenants and conditions contained in this Sublease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

         21.5 CHOICE OF LAW. This Sublease and any and all matters arising therefrom shall be governed by the laws of the State of California applicable to contracts made and to be performed in such state.

         21.6 CAPTIONS. The captions inserted in this Sublease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Sublease, or any provision hereof, or in any way affect the interpretation of this Sublease.

         21.7     CERTIFICATES.  Sublessee  agrees  from time to time within ten
(10) days after request of Sublessor and/or Landlord, to deliver to Sublessor and/or Landlord, or Sublessor's designee, a Certificate of Occupancy for work performed by Sublessee or Sublessee's Parties in the Premises, annual financial statements for each of the previous three (3) fiscal years of Sublessee, and an estoppel certificate stating that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the date to which Rent has been paid, the unexpired Term of this Sublease and such other matters pertaining to this Sublease as may be requested by Sublessor and/or Landlord or Sublessor's designee. Any such certificate may be conclusively relied upon by Sublessor or Sublessor's designee. At Sublessor's option, Sublessee's failure to timely deliver such certificate shall be an event of default by Sublessee, without further notice to Sublessee, or it shall be conclusive upon Sublesssee that this Sublease is in full force and effect, without modification except as may be represented by Sublessor and/or Landlord, that there are no uncured defaults in Sublessor's performance, and that not more than one (1) month's rent has been paid in advance.

         21.8 APPLICABILITY OF MASTER LEASE. This Sublease is subject and subordinate to the terms and conditions of the Master Lease.

         21.9 ASSUMPTION. Sublessee hereby expressly assumes and agrees to perform and comply with all the obligations required to be kept or performed by the Lessee under the provisions of the Master Lease identified in Paragraph 6 of this Sublease, to the extent that they are applicable to the subleased Premises, except the obligation and covenant to pay rent to the Lessor required by Paragraph 2.1; 2.2; 2.3; 2.4; 2.5; and 2.8, of the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Paragraph 2 of this Sublease.

         21.10 SUBLESSEE'S RIGHTS REGARDING CONTINUING POSSESSION. Sublessee shall have the right at any time, at Sublessor's expense, to take any action required to be taken, but not timely taken, by Sublessor, that may be necessary to prevent a default under the terms of the Master Lease.

         21.11 OBLIGATIONS OF SUBLESSOR. Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of Sublessor. Sublessor also agrees to pay all rents provided for in the Master Lease in accordance with its terms, and to comply with or perform all obligations of the Lessor under the Master Lease that Sublessee has not assumed under this Sublease. Sublessor further agrees to assume and to perform all of those obligations required to be kept or performed by the Lessor under the Master Lease to the extent that they apply to the subleased premises under the terms of this Sublease.

         21.12 TERMINATION OF MASTER LEASE. If the Master Lease is terminated, this Sublease shall terminate simultaneously and the Sublessor and Sublessee shall thereafter be released from all obligations under this Sublease, and Sublessor shall refund to Sublessee any unearned rent paid in advance.

         21.13 AMENDMENTS. This Sublease may not be altered, changed or amended except by an instrument in writing signed and dated by both parties hereto. Sublessee agrees to make such reasonable modifications to this Sublease as may be required by any lender in connection with the obtaining of financing or refinancing of the Premises or any portion thereof.

         21.14 SEVERABILITY. If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Sublease shall not be affected thereby, and in lieu of each clause or provision of this Sublease that is illegal, invalid or unenforceable, there shall be added as a part of this Sublease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         21.15 SECURITY MEASURES. Sublessee hereby acknowledges that the Rent payable to Sublessor hereunder does not include the cost of guard service or other security measures, and that Sublessor and/or Landlord shall have no obligation whatsoever to provide such services or measures. Sublessee assumes all responsibility for the protection of Sublessee, Sublessees' Parties and their property from acts of third parties.

         21.16 EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Sublessee. Sublessee shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Sublease.

         21.17 MULTIPLE PARTIES. If more than one person or entity is named as Sublessee herein, the obligations of Sublessee hereunder shall be the joint and several responsibility of all persons or entities so named.

         21.18 NO THIRD PARTY BENEFICIARIES. This Sublease is not intended by either party to confer any benefit on any third party, including without limitations any broker, finder, or brokerage firm.

         21.19 NOTICES. Each provision of this Sublease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by one party to the other shall be deemed to be complied with when and if the following steps are taken:

                  (a) All Rent and other payments required to be made hereunder shall be payable to the applicable party hereto as follows:

                  To Sublessor at:

                                    AZTECA PRODUCTION INTERNATIONAL, INC.
                                    5804 E. Slauson Avenue
                                    City Of Commerce, CA 90040
and to Sublessee at the Premises, or at such other addresses as the parties may have hereafter specified by written notice. All obligations to pay Rent and/or any other amounts under the terms of this Sublease shall not be deemed satisfied until such Rent and other amounts have been actually received by the respective party.

                  (b) Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) upon personal delivery; (ii) seventy-two (72) hours after deposit thereof in the United States mail, postage prepaid, certified or registered mail, return receipt requested; (iii) upon confirmation of delivery by Federal Express or other reputable overnight delivery service; or (iv) upon written confirmation of delivery by telegraph, telecopy or other electronic written transmission device; correctly addressed to the parties hereto as follows: if to Sublessee before the Commencement Date, then at the address specified in Recital of this Sublease; if to Sublessee after the Commencement Date, then at the Premises; and if to Sublessor, then at the address specified above; or at such other address (but no more than one (1) address at a time) as the recipient may theretofore have specified by written notice.

         21.20 WATER, OIL AND MINERAL RIGHTS. Landlord reserves all right, title or interest in water, oil, gas or other hydrocarbons, other mineral rights and air and development rights, together with the sole and exclusive right of Landlord to sell, lease, assign or otherwise transfer the same, but without any right of Sublessor or any such transferee to enter upon the Premises during the Term except as otherwise provided herein.

         21.21 CONFIDENTIALITY. Sublessee agrees to keep the Sublease and the Master Lease and its terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other Sublessor, Sublessee, prospective Sublessee, or broker; provided, however, Sublessee may provide a copy of this Sublease to its attorneys, accountants and bankers, and to a non-party solely in conjunction with Sublessee's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

         21.22 BROKER'S FEES. Sublessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any claims, losses, liabilities, demands, costs, expenses or causes of action by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessee with regard to this leasing transaction.

         21.23 REMEDIES CUMULATIVE. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law, except as otherwise provided herein.

         21.24 RETURN OF CHECK. If Sublessee's check, given to Sublessor in payment of any sum, is returned by the bank for nonpayment, Sublessee shall pay to Sublessor immediately on demand, as Additional Rent, all expenses incurred by Sublessor as a result thereof.


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


         21.25 ENTIRE AGREEMENT. This Sublease constitutes the entire understanding and agreement of Sublessor and Sublessee with respect to the subject matter of this Sublease, and contains all of the covenants and agreements of Sublessor and Sublessee with respect thereto, and supersedes all prior agreements or understandings. Sublessor and Sublessee each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Sublessor or Sublessee, or anyone acting on behalf of Sublessor or Sublessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Sublease are of no force or effect.

         21.26 WAIVERS. The waiver by Sublessor of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may arise between the parties in the administration of this Sublease be construed to waive or lessen the right of Sublessor to insist upon the performance by Sublessee in strict accordance with all of the provisions of this Sublease. The subsequent acceptance of Rent hereunder by Sublessor shall not be deemed to be a waiver of any preceding breach by Sublessee of any provisions, covenant, agreement or condition of this Sublease, other than the failure of Sublessee to pay the particular Rent so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such Rent.

         21.27 ATTORNEYS' FEES. If either Sublessor or Sublessee commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with this Sublease or the Premises, including but not limited to any action for recovery of Rent due and unpaid, to recover possession or for damages for breach of this Sublease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith. If Sublessor becomes involved in any action, threatened or actual, by or against anyone not a party to this Sublease, but arising by reason of or related to any act or omission of Sublessee or Sublessee's Parties, Sublessee agrees to pay Sublessor's reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

         21.28 MERGER. The voluntary or other surrender of this Sublease by Sublessee or a mutual cancellation hereof shall not constitute a merger. Such event shall, at the option of Sublessor, either terminate all or any existing subtenancies or operate as an assignment to Sublessor of any or all of such subtenancies.

         21.29 SURVIVAL OF OBLIGATIONS. All obligations of Sublessee hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Rent and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Sublessee vacating the Premises, Sublessee shall pay to Sublessor any amount reasonably estimated by Sublessor
(i) as necessary to perform Sublessee's duties under paragraphs 6.1 and put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, and (ii) as sufficient to meet Sublessee's obligation hereunder for prorated Additional Rent for the year in which the Sublease expires or terminates. All such amounts shall be used and held by Sublessor for payment of such obligations, with Sublessee being liable for any additional costs therefor upon demand by Sublessor, or with any excess to be returned to Sublessee after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Sublessor shall be credited against the amounts payable by Sublessee under this Paragraph 21.29.

         21.30 NO RECORDATION OF SUBLEASE. Neither this Sublease nor any memorandum hereof may be recorded.

         21.31 AUTHORITY. If Sublessee is a corporation or partnership, each individual executing this Sublease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Sublease. Sublessee shall, within thirty (30) days following execution of this Sublease, deliver to Sublessor evidence of such authority satisfactory to Sublessor.

         21.32    INTERPRETATION.   This  Sublease  shall  be  construed  fairly
according to its terms without regard to which party, or which party's attorneys, prepared its form.

         21.33 SUBLESSOR'S APPROVALS. Except where the provisions of this Sublease expressly provide that Sublessor's consent or approval must be reasonably given, all consents or approvals of Sublessor sought or required pursuant to the terms of this Sublease may be given or withheld in Sublessor's sole and absolute discretion. SUBLESSOR:

AZTECA PRODUCTION INTERNATIONAL, INC., a
California corporation




By:      /S/ HUBERT GUEZ
   ---------------------------------------
   Hubert Guez its Chief Executive Officer

SUBLESSEE:

BLUE HOLDINGS, INC.
a California corporation

By:      /S/ PAUL GUEZ
   -------------------------------------
   Paul Guez its Chief Executive Officer


                                     - 25 -